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Metris Receivables, Inc.                                                   Metris Master Trust                      Monthly Report
Securityholders' Statement                                                    Series 1999-2                               Feb-2001
Section 5.2                                                                Class A            Class B                Total
(i) Security Amount ..................................................  500,000,000.00      49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................            0.00                 --                  0.00
(iii) Security Interest Distributed ..................................    2,372,222.22                 --          2,372,222.22
(iv) Principal Collections ...........................................   22,563,378.54       2,231,542.96         24,794,921.50
(v) Finance Charge Collections .......................................   11,098,479.07       1,097,651.79         12,196,130.86
       Recoveries ....................................................      261,037.12          25,816.86            286,853.98
       Principal Funding Account Investment Earnings .................            0.00               0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......            0.00               0.00                  0.00
         Total Finance Charge Collections ............................   11,359,516.19       1,123,468.65         12,482,984.84
Total Collections ....................................................   33,922,894.73       3,355,011.61         37,277,906.34
            (vi) Aggregate Amount of Principal Receivables ...........              --                 --      6,446,580,022.46
       Invested Amount (End of Month) ................................  500,000,000.00      49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................       7.7560505%         0.7670819%            8.5231324%
       Fixed/Floating Allocation Percentage ..........................       7.7560505%         0.7670819%            8.5231324%
       Invested Amount (Beginning of Month) ..........................  500,000,000.00      49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................              --                 --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................              --              83.95%     5,734,361,904.70
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....              --               6.92%       472,633,736.51
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...              --               2.71%       185,153,115.76
       90 Days and Over (60+ Days Contractually Delinquent) ..........              --               6.42%       438,675,960.44
Total Receivables ....................................................              --             100.00%     6,830,824,717.41
               (viii) Aggregate Investor Default Amount ..............              --                 --          5,700,230.32
         As a % of Average Daily Invested Amount

              (Annualized based on 366 days/year) ....................              --                 --                 13.52%
(ix) Charge-Offs .....................................................            0.00               0.00                  0.00%
(x) Servicing Fee ....................................................              --                 --            842,992.62
(xi) Unreimbursed Redirected Principal Collections ...................              --                 --                  0.00
(xii) Excess Funding Account Balance .................................              --                 --                  0.00
(xiii) New Accounts Added ............................................              --                 --                25,942
(xiv) Average Gross Portfolio Yield ..................................              --                 --                 29.62%
         Average Net Portfolio Yield .................................              --                 --                 16.09%
(xv) Minimum Base Rate ...............................................              --                 --                  8.10%
        Excess Spread ................................................              --                 --                  7.99%
(xvi) Principal Funding Account Balance ..............................              --                 --                  0.00
(xvii) Accumulation Shortfall ........................................              --                 --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period              --                 --             July 2005
        Accumulation Period Length ...................................              --                 --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........              --                 --                  0.00
        Required Reserve Account Amount ..............................              --                 --                  0.00
        Available Reserve Account Amount .............................              --                 --                  0.00
        Covered Amount ...............................................              --                 --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................              --                 --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................              --                 --                  0.00
(xxi) Policy Claim Amount ............................................              --                 --                  0.00

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